Exhibit 2.1

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This First Amendment to Business Combination Agreement (this “First Amendment”) is made and entered into as of May 15, 2023, by and among (i) Healthwell Acquisition Corp. I, a Delaware corporation (together with its successors, the “Purchaser”), (ii) Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative under the Business Combination Agreement (as defined below) (the “Purchaser Representative”), (iii) HWEL Holdings Corp., a Delaware corporation, and a wholly owned subsidiary of Purchaser (“Pubco”), (iv) HWEL Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (v) 1412384 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of Pubco (“CallCo”), (vi) 1412388 B.C. Ltd, a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), (vii) Starton Therapeutics, Inc., a British Columbia corporation (the “Company”), and (viii) Kiriakos Charlie Perperidis, an individual, in the capacity as the Seller Representative under the Business Combination Agreement (the “Seller Representative”). Purchaser, Purchaser Representative, Pubco, Purchaser Merger Sub, CallCo, ExchangeCo, the Company, and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement.

RECITALS:

A.  The Parties are parties to that certain Business Combination Agreement made and entered into as of April 27, 2023 (the “Original Agreement”).

B.  The Parties desire to amend the Original Agreement (as amended from time to time, including by this First Amendment, the “Business Combination Agreement”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and the other provisions contained in this First Amendment, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.  Amendment to the Business Combination Agreement.

(a)  Section 9.1 of the Original Agreement is hereby amended by adding the following as a new Section 9.1(o):

(o)  Voting Control. Immediately after the Closing, and after giving effect to the Redemption, the Starton Shareholders shall own a number of voting shares of Pubco representing, in the aggregate, no less than 51% of the total voting power of all issued and outstanding shares of Pubco.

2.  Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, together with the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. This First Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original Agreement, and, without limiting the foregoing, Sections 12.1 through 12.11 and Sections 12.13 and 12.14 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

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IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

Purchaser:

HEALTHWELL ACQUISITION CORP. I

By:	/s/ Alyssa Rapp
	Name:	Alyssa J. Rapp
	Title:	Chief Executive Officer

Purchaser Representative:

HEALTHWELL ACQUISITION CORP. I SPONSOR LLC, solely in its capacity as the Purchaser Representative under the Business Combination Agreement

By:	/s/ Alyssa Rapp
	Name:	Alyssa J. Rapp
	Title:	Manager

By:	/s/ John MacCarthy
	Name:	John L. MacCarthy
	Title:	Manager

Pubco:

HWEL HOLDINGS CORP.

By:	/s/ Alyssa Rapp
	Name:	Alyssa J. Rapp
	Title:	President and Secretary

Purchaser Merger Sub:

HWEL MERGER SUB CORP.

By:	/s/ Alyssa Rapp
	Name:	Alyssa J. Rapp
	Title:	President and Secretary

CallCo:

1412384 B.C. Unlimited Liability Company

By:	/s/ Alyssa Rapp
	Name:	Alyssa J. Rapp
	Title:	Director

ExchangeCo:

1412388 B.C. Ltd

By:	/s/ Alyssa Rapp
	Name:	Alyssa J. Rapp
	Title:	Director

[Signature Page to First Amendment to Business Combination Agreement]

The Company:

STARTON THERAPEUTICS, INC.

By:	/s/ Pedro Lichtinger
	Name:	Pedro Lichtinger
	Title:	Chairman and CEO

Seller Representative:

Kiriakos Charlie Perperidis, an individual, solely in his capacity as the Seller Representative under the Business Combination Agreement

By:	/s/ Kiriakos Charlie Perperidis
	Name:	Kiriakos Charlie Perperidis
	Title:	Seller Representative

[Signature Page to First Amendment to Business Combination Agreement]